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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20594

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 29, 2001
                        (Date of earliest event reported)

                   COLLABORATIVE FINANCIAL NETWORK GROUP, INC.

                     (FORMERLY E-FINANCIAL DEPOT.COM, INC.)

             (Exact name of Registrant as specified in its charter)





       Delaware                        000-26899                 33-0809711
(State or other jurisdiction)     (Commission File No.)       (IRS Employer of
incorporation or organization)                               Identification No.)



                       1875 CENTURY PARK EAST, SUITE 2250
                              LOS ANGELES, CA 90067

                    (Address of principal executive offices)
                                  604-681-6186
                         (Registrant's telephone number)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On October 29, 2001, Collaborative Financial Network Group, Inc. (formerly e-financial depot.com, Inc.) (the Company) received the resignation of its certifying accountant, Peter Stefanou, LLP (Stefanou).Stefanou's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles , except that his report for the fiscal year ended March 31, 2001 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The Company's Board of Directors wishes to express their thanks to Mr. Stefanou for the professional service provided to the Company. During the two most recent fiscal years and subsequent interim period through November 15, 2001, the Company has not had any disagreements with Stefanou on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has is in the process of engaging a new auditor as its certifying accountant as of October 29, 2001 for the Company's fiscal year ending March 31, 2002.

Stefanou's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


 Exhibit No.
-------------
16   Letter from Peter Stefanou, CPA, to the Commission, dated October 29, 2001.



                                       -2-

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





DATE:  NOVEMBER 15, 2001            /S/ JEFF MICHEL
                                    ------------------------------------
                                    JEFF MICHEL
                                    PRESIDENT